 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2021

AEROCENTURY CORP.

(Exact name of registrant as specified in our charter)

Delaware	001-13387	94-3263974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

(650) 340-1888

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACY	NYSE American Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on August 16, 2021, in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in the Chapter 11 case (“Chapter 11 Cases”) of AeroCentury Corp. (“AeroCentury” or the “Company”) and its two U.S. subsidiaries, JetFleet Management Corp. (“JMC”), and JetFleet Holding Corp. (“JHC”, and the three corporations collectively referred to as the “Debtors”), the Debtors filed unexecuted drafts of its Plan Sponsor Agreement to be entered into between the Company and Yucheng Hu, TongTong Ma, Qiang Zhang, Yanhua Li, Yiyi Huang, Hao Yang, Jing Li, Yeh Cheng and Yu Wang, and identifying such individuals, collectively, as “Plan Sponsor” (the “Plan Sponsor Agreement”), and related agreements and documents required thereunder (collectively, with the Plan Sponsor Agreement, the “Plan Sponsor Documents”). The Plan Sponsor Documents are intended to cover the transactions contemplated by the Investment Term Sheet entered into with Yucheng Hu, which was described in the Company's Current Report on Form 8-K filed on August 10, 2021, and are part of the Debtors' plan of reorganization as reflected in the Combined Disclosure Statement and Plan previously filed with the Bankruptcy Court as amended and supplemented from time to time (the “Plan”). On August 31, 2021 and as previously disclosed, the Bankruptcy Court entered an order, Docket No. 0296 (the “Confirmation Order”), confirming the Plan as set forth in the Combined Plan Statement and Plan Supplement.

On September 30, 2021 and pursuant to the Plan Sponsor Agreement, the Company entered into and consummated (the “Closing”) the transactions contemplated by a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Plan Sponsor, and Yucheng Hu, in the capacity as the representative for the Plan Sponsor  thereunder, pursuant to which the Company issued and sold, and the Plan Sponsor purchased, 2,870,927 shares of common stock, par value $0.001 per share, of the Company (the “ACY Common Stock”) at $3.85 for each share of Common Stock, for an aggregate purchase price of approximately $11,053,069 (the “Purchase Price”). The Securities Purchase Agreement contained customary representations, warranties and covenants by the parties to such agreement.

Also on September 30, 2021 and pursuant to the Plan Sponsor Agreement, the Company entered into and consummated the transactions contemplated by a Series A Preferred Stock Purchase Agreement (the “JHC Series A Agreement”) with JHC, pursuant to which JHC issued and sold, and the Company purchased, 104,082 shares of Series A Preferred Stock, no par value, of JHC (the “JHC Series A Preferred Stock”) at $19.2156 per share (the “Series A Original Issue Price”) of JHC Series A Preferred Stock, for an aggregate purchase price of $2 million. The JHC Series A Preferred Stock is non-convertible, non-transferable, and has the following rights:

Divided Rights. The JHC Series A Preferred Stock, in preference to the Common Stock of JHC (“JHC Common Stock”), shall be entitled to receive quarterly dividends at a rate of 7.50% (the “Dividend Rate”) of the Series A Original Issue Price per annum per share of JHC Series A Preferred Stock commencing in the first fiscal quarter following the first fiscal year for which JHC reports a positive Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) for the preceding 12 month period (the “Initial Profitable Year”).

Liquidation Preference. In the event of a liquidation event, the holders of JHC Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of the proceeds of such liquidation event (the “Proceeds”) to the holders of the other series of preferred stock or the JHC Common Stock, an amount per share equal to the Series A Original Issue Price, plus declared but unpaid dividends on such share.

Redemption. JHC shall have the right to ratably redeem, in whole or in parts, any shares of JHC Series A Preferred Stock at the Redemption Price (as defined below) upon fifteen (15) days prior written notice to the holders of JHC Series A Preferred Stock. In addition, at any time following seven (7) years after the date that JHC first issues any shares of JHC Series A Preferred Stock, and within thirty (30) days upon a written request from the holders of a majority of the outstanding shares of JHC Series A Preferred Stock, all outstanding shares of JHC Series A Preferred Stock shall be redeemed (the date of such redemption, the “Redemption Date”) by JHC by the payment from any source of funds legally available at the Redemption Price (defined below). The redemption price per share of Series A Preferred Stock (“Redemption Price”) shall be equal to:

(i)	if redeemed prior to an Initial Profitable Year: (A) the Series A Original Issue Price, plus (B) any declared but unpaid dividends, plus (C) an amount per quarter equal to the Series A Original Issue Price multiplied by the Dividend Rate and divided by four for any full quarterly period for which dividends were not declared that falls within the period beginning on the date such share was issued by JHC and ending on the Redemption Date; or

(ii)	if redeemed after an Initial Profitable Year: (A) the Series A Original Issue Price, plus (B) any declared but unpaid dividends, plus (C) an amount per quarter equal to the Series A Original Issue Price multiplied by the Dividend Rate and divided by four for any full quarterly period after the Initial Profitable Year for which dividends were not declared that falls within the period beginning on the date such shares was issued by JHC and ending on the Redemption Date.

In addition, each share of JHC Series A Preferred Stock shall be entitled to one (1) vote on any matter that is submitted to a vote or for the consent of the shareholders of JHC. The JHC Series A Preferred Stock provides the Company with 51% voting control over JHC immediately following its issuance.

The foregoing description of the Plan Sponsor Agreement, Securities Purchase Agreement, JHC Series A Agreement, and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified by reference to, the full text of the Plan Sponsor Agreement, Securities Purchase Agreement, and the JHC Series A Agreement, which are filed as Exhibits 10.1, 10.2, and 10.3, respectively to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.03 Bankruptcy or Receivership.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

On September 30, 2021, all conditions to the occurrence of the effective date set forth in the Plan and the Confirmation Order were satisfied and the effective date (the “Effective Date”) of the Plan occurred. On October 1, 2021, the Debtors filed a Notice of Effective Date of the Plan (the “Notice of Effective Date”) with the Bankruptcy Court. A copy of the Notice of Effective Date is attached hereto as Exhibit 99.1 and incorporated in this Item 1.03 by reference.

Upon the Effective Date, AeroCentury has exited Chapter 11 bankruptcy and all of the ACY Common Stock outstanding held by the existing shareholders of AeroCentury on the Effective Date were reinstated on the Effective Date pursuant to the terms of the Plan.

Additional information about the Chapter 11 Cases, including access to documents filed with the Bankruptcy Court, is available online at https://www.kccllc.net/aerocentury, a website administered by Kurtzman Carson Consultants LLC, a third-party bankruptcy claims and noticing agent. The information on that website is not incorporated by reference and does not constitute part of this Current Report on Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

On September 30, 2021, and concurrent with the entry into the Securities Purchase Agreement, the Company consummated the transaction contemplated by the Securities Purchase Agreement (the “ACY Transaction”). Immediately after the closing of the ACY Transaction, the Plan Sponsor, in the aggregate, beneficially owned approximately 65% of the outstanding shares of Common Stock of the Company.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures in Items 1.01 and 2.01 of this Current Report on Form 8-K are incorporated by reference herein.

The shares of ACY Common Stock issued pursuant to the Securities Purchase Agreement were issued pursuant to the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, in a private placement to nine (9) accredited investors, each of whom has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the purchase of securities pursuant to the Securities Purchase Agreement, each of whose financial situation is such that he or she can afford to bear the economic risk of holding the securities for an indefinite period of time and suffer complete loss of his or her investment, each of whom acquired the shares of ACY Common Stock for investment for his or her own account and not as a nominee or agent and not with a view to or for resale in connection with any distribution thereof, and each of whom acknowledged that the securities must be held indefinitely unless subsequently registered under the Securities Act of 1933 or unless an exemption from such registration is available. None of the ACY Common Stock will be registered under the Securities Act of 1933 or applicable state securities laws and none may be offered or sold in the United States absent registration under the Securities Act of 1933, or an exemption from such registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto shall constitute an offer to sell or the solicitation of an offer to buy the ACY Common Stock or any other securities of the Company.

Item 5.01 Changes in Control of Registrant.

The disclosures in Items 1.01 and 2.01 of this Current Report on Form 8-K are incorporated by reference herein.

As a condition to the closing of the Securities Purchase Agreement and effective as of the Closing, Michael G. Magnusson resigned as President and Chief Executive Officer of the Company, Harold M. Lyons resigned as Chief Financial Officer, Treasurer, Senior Vice President, Finance and Secretary of the Company, and Michael G. Magnusson, Toni M. Perazzo, Roy E. Hahn, Evan M. Wallach and David P. Wilson resigned as directors of the Company effective as of 12:01 a.m. Pacific Time on October 1, 2021.

Effective as of 12:01 a.m. Pacific Time on October 1, 2021, Yucheng Hu, Florence Ng, Jianan Jiang, Qin Yao and Siyuan Zhu (the “Incoming Directors”) were appointed to serve as members on the Board of Directors of the Company. The Incoming Directors were designated by the Plan Sponsor pursuant to the Plan Sponsor Agreement to hold office until the next annual meeting of the Company’s stockholders. The Board of Directors of the Company also appointed Mr. Hu to serve as Chairman, President and Chief Executive Officer of the Company, Ms. Ng to serve as its General Counsel and Vice President of Operations and Qin (Carol) Wang to serve as its Chief Financial Officer, Secretary and Treasurer.

As a result of the purchases by the Plan Sponsor pursuant to the Plan Sponsor Agreement and the Securities Purchase Agreement, the Plan Sponsor, in the aggregate, beneficially owned approximately 65% of the outstanding shares of Common Stock of the Company immediately following the Closing.

The foregoing actions represent a change of control of the Company. Except as described in this Current Report on Form 8-K, no arrangements or understanding exist among present or former controlling stockholders with respect to the election of members of the Board of Directors of the Company and, to the Company’s knowledge, no other arrangements exist that might result in a change of control of the Company.  The Plan Sponsor used personal funds to acquire the ACY Common Stock. The Plan Sponsor did not borrow any funds to acquire the ACY Common Stock.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures regarding the resignations of Michael G. Magnusson, Harold M. Lyons, Toni M. Perazzo, Roy E. Hahn, Evan M. Wallach and David P. Wilson, the appointment of the Incoming Directors as members of the Board of Directors of the Company, and the appointments of Mr. Hu to serve as Chairman, President and Chief Executive Officer of the Company, Ms. Ng to serve as its General Counsel and Vice President of Operations and Qin (Carol) Wang to serve as its Chief Financial Officer, Secretary and Treasurer in Item 5.01 above is incorporated into this Item 5.02 by reference.

Effective as of 12:01 a.m. Pacific Time on October 1, 2021, the Board consisted of five (5) directors: Yucheng Hu, Florence Ng, Jianan Jiang, Qin Yao, Siyuan Zhu. In addition, Qin Yao, Siyuan Zhu and Jianan Jiang were appointed as members of the Company’s Audit Committee and Compensation Committee. Ms. Siyuan Zhu will serve as the chairperson of the Audit Committee and Mr. Jianan Jiang will serve as the chairperson of the Compensation Committee. Mr. Yucheng Hu and Florence Ng were appointed as members of the Company’s Executive Committee.

Mr. Yucheng Hu, Chairman, President and Chief Executive Officer, age 36. Mr. Hu is the founder of Chengdu Quleduo Technology Co., Ltd., and has served as its Chief Executive Officer since 2011. Mr. Hu is a successful entrepreneur with over 15 years of experience in the internet industry. Mr. Hu established the Xiyou online mobile game platform (wwwx52xiyou.com), which is a popular online gaming platform in China. Mr. Hu has also formed various software programming studios, such as the Mengqu studio, and has developed various mini-programs for social media applications such as the “click-and-play” application for instance on-line games access.

Ms. Florence Ng, General Counsel and Vice President of Operations, age 57. Ms. Ng is a lawyer qualified in Hong Kong Special Administrative Region since 2011, specializing in international cross border mergers and acquisitions transactions and corporate commercial matters. Ms. Ng is currently an independent non-executive director of China Internet Investment Finance Holdings Limited (stock code: 810) since 2013, a company listed on the Hong Kong Stock Exchange, and has served as a legal consultant for ATIF Holdings Limited (stock code: ATIF) since 2019, which is a company listed on the Nasdaq Stock Market. Ms. Ng holds a Bachelor’s degree in Art from San Francisco State University, a Bachelor’s degree in Laws from University of London, and a Master’s degree in Laws from the City University of Hong Kong with distinction award.

Mr. Jianan Jiang, age 36. Since February 2019, Mr. Jiang has been serving as the lead data scientist for Stori Card in Washington, DC, which is a fast-growing Fintech company using Artificial Intelligence technology to provide better financial products for the underserved community in Latin America. Prior to that, he worked as data analyst and data science manager for Capital One from October 2014 to January 2019. Mr. Jiang served as co-founder and chief executive office of Schema Fusion LLC from May 2013 to September 2014. Mr. Jiang received his Bachelor’s degree in Civil Engineering from Qingdao Technological University in 2008, and received his Master of Science in Management Science and Engineering from Tongji University in 2011, and received his Master of Science in Engineering and Technology Innovation Management from Carnegie Mellon University in 2013.

Ms. Qin Yao, age 39. Ms. Yao is currently an information engineer at Tencent Holdings Co., Ltd (stock code: 00700), a company listed on the Hong Kong Stock Exchange, and responsible for the products and market expansion of Tencent’s industrial Internet Sector since 2017. From 2010 to 2017, Ms. Yao has served as an electronic information engineer in China United Network Communications Co., Ltd. Ms. Yao has more than 10 years of investment experience in the field of cloud computing, big data, artificial intelligence and technology information services. She also has profound knowledge of financial planning, financial budgeting and financial risk management related to the cloud business. Ms. Yao holds a Bachelor’s degree in Electronic Information Engineering from the University of Electronic Science and Technology in Chengdu in 2004.

Ms. Siyuan Zhu, age 37. Ms. Zhu is currently a senior finance manager of Asia Region of IAC (Shanghai) Management Co., Ltd. since 2016. From 2013 to 2015, Ms. Zhu has served as a finance manager in IAC (Shanghai) Automotive Component Technology Co., Ltd. Prior to 2013, Ms. Zhu held various positions at KPMG Huazhen for a total of seven years and served as a program manager from 2011 to 2013. Ms. Zhu has served as an independent director of TD Holdings, Inc. (NASDAQ: GLG) from May 2019 to April 2021. Ms. Zhu holds a Bachelor’s degree in Foreign Language and Literature from Shanghai International Studies University. Ms. Zhu is a certified public accountant in China.

On October 1, 2021 and in connection with the appointment of the Incoming Directors, the Board approved a form of independent director agreement (the “Independent Director Agreement”), a copy of which is filed herewith as Exhibit 10.4 and incorporated by reference herein. On October 1, 2021, the three independent directors of the Company, being Mses. Yao and Zhu, and Mr. Jiang, each entered into the Independent Director Agreement with the Company. Pursuant to the Agreement, during the term of service as a director of the Company, each independent director of the Company shall be entitled to an annual fee, plus reimbursement of expenses. In connection with their appointments as independent directors of the Company, Mses. Yao and Zhu, and Mr. Jiang will each receive an annual director’s fee in the amount of $18,000.

Except as disclosed in this Current Report, there are no arrangements or understandings with any other person pursuant to which the Incoming Directors were appointed as directors of the Company. There are also no family relationships between the Incoming Directors and any of the Company’s directors or executive officers. Except as disclosed in this Current Report, the Incoming Directors have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On September 30, 2021 and effective as of the Closing, the Board elected Mr. Hu to serve as Chairman, President and Chief Executive Officer of the Company, Ms. Ng to serve as its General Counsel and Vice President of Operations and Qin (Carol) Wang to serve as its Chief Financial Officer.

Ms. Qin (Carol) Wang, Chief Financial Officer, Company Secretary and Treasurer, age 32. Ms. Wang has been an independent financial consultant since June 2020, specializing in merger and acquisition transactions for companies listed on the Nasdaq Stock Market and New York Stock Exchange. Prior to that, Ms. Wang has served as the finance controller and financial advisor of TD Holdings, Inc. (NASDAQ: GLG) from February 2018 to May 2020. From July 2016 to January 2018, Ms. Wang served as a senior investment manager for Yikuan Asset Management Company. Ms. Wang began her career at Ernst & Young where she served as a senior auditor from September 2012 to June 2015. She is skilled in merger and acquisition transactions, US GAAP and IFRS financial reporting, implementing new accounting standards, corporate financial management and planning. Ms. Wang holds a Master’s degree in Finance from Renmin University of China and a Bachelor’s degree in Economics from Donghua University. Ms. Wang is a certified public accountant and is a member of the Chinese Institute of Certified Public Accountants.

In connection with his appointment as Chairman, President and Chief Executive Officer, and as an executive director of the Company, Mr. Hu entered into the Company’s standard form of employment agreement, effective as of October 1, 2021, which provides for an annual base salary of $192,000. In addition, Mr. Hu shall be eligible to receive an annual target cash bonus and equity-based incentive compensation, as determined by the Board and the Compensation Committee of the Board, employee benefits as may be determined by the Company in its sole discretion, and reimbursement of expenses in the course and scope of authorized Company business. Mr. Hu’s employment is at-will and may be terminated at any time for any reason.

In connection with her appointment as General Counsel and Vice President of Operations, and as an executive director of the Company, Ms. Ng entered into an employment agreement, effective as of October 1, 2021 (the “Ng Employment Agreement”), for a term of three (3) years, which provides for an annual salary of $165,000 and a one-time signing fee of $18,750, plus reimbursement of expenses. Ms. Ng will also be covered under an insurance policy that the Company will maintain providing directors’ and officers’ liability insurance. In addition, Ms. Ng is also eligible for participation in any health insurance coverage plan that currently exists or may be subscribed to by the Company in the future.

In connection with her appointment as Chief Financial Officer, Company Secretary and Treasurer of the Company, Ms. Wang entered into the Company’s standard form of employment agreement, effective as of October 1, 2021, for a term of three (3) years, which provides for an annual base salary of $120,000. In addition, Ms. Wang shall be eligible to receive an annual target cash bonus and equity-based incentive compensation, as determined by the Board and the Compensation Committee of the Board, employee benefits as may be determined by the Company in its sole discretion, and reimbursement of expenses in the course and scope of authorized Company business.

Except as disclosed in this in this Current Report, there are no arrangements or understandings with any other person pursuant to which Mr. Hu was appointed as Chairman, President and Chief Executive Officer of the Company, Ms. Ng was appointed as General Counsel and Vice President of Operations, and Ms. Wang as Chief Financial Officer, Company Secretary and Treasurer of the Company. There are also no family relationships among Mr. Hu, Ms. Ng and Ms. Wang and any of the Company’s directors or executive officers. Except as disclosed in this in this Current Report, Mr. Hu, Ms. Ng and Ms. Wang have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the form of employment agreement and the Ng Employment Agreement do not purport to be complete and is qualified in its entirety by reference to the full text of the form of employment agreement the Ng Employment Agreement, which are filed as Exhibits 10.5 and 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 29, 2021, in connection with the Securities Purchase Agreement, the certificate of incorporation of the Company was amended and restated in its entirety. Effective upon the consummation of the transactions described in Item 1.01 of this Current Report on Form 8-K, the bylaws of the Company were amended and restated in their entirety.

Among the changes contained in the amended and restated certificate of incorporation are an increase in the authorized number of shares of common stock, a restatement of the rights and privileges of holders of shares of common stock (e.g. voting rights, rights to dividends and distributions and rights upon liquidation), a restatement of the right of the Board of Directors to designate by resolution one or more series of preferred stock and fix the rights and preferences of holders of shares of preferred stock, a restatement of the size of the Board of Directors and term of directors, a restatement of the elimination of cumulative voting in elections of directors, a restatement of the ability of stockholders to provide advance notice of nominations for the election of directors and proposals for other business to be considered by stockholders, a restatement of the limitations on director liability, a statement of the election not be governed by Section 203 of the Delaware General Corporations Law, a restatement of the power of the Board of Directors to adopt bylaws and the manner in which bylaws can be amended, a restatement of the manner in which the certificate of incorporation can be amended, and the addition of an exclusive forum selection of the Court of Chancery of the State of Delaware for certain matters. The foregoing description of the changes contained in the Second Amended and Restated Certificate of Incorporation of the Company. does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Certificate of Incorporation, which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Among the changes contained in the amended and restated bylaws are restatements of the provisions regarding the maintenance of the registered office and other offices; the conduct of meetings of stockholders (including timing of such meetings, notices of such meetings, record dates of such meetings, quorum requirements of such meetings, voting at such meetings, stockholder nominations and proposals at such meetings and solicitation of proxies in connection with such meetings) and actions by stockholder consent in lieu of a meeting; the size of the Board of Directors, term of directors, meetings of directors and actions by director consent in lieu of a meeting; the appointment, term and power of officers; the indemnification of corporate agents; the issuance and transfer of stock certificates; and the addition of an exclusive forum selection of the Court of Chancery of the State of Delaware for certain matters. The foregoing description of the changes contained in the Second Amended and Restated Bylaws of the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, which is filed herewith as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01 Other Events

On September 30, 2021, the Company issued a press release announcing the closing of the Securities Purchase Agreement. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of AeroCentury Corp.
3.2	Second Amended and Restated Bylaws of AeroCentury Corp.
10.1	Plan Sponsor Agreement, dated as of August 16, 2021, by and among AeroCentury Corp., JetFleet Holding Corp., and JetFleet Management Corp. and Yucheng Hu, Hao Yang, Jing Li, Yeh Cheng, Yu Wang, TongTong Ma, Qiang Zhang, Yanhua Li, and Yiyi Huang.
10.2	Securities Purchase Agreement, dated as of September 30, 2021, by and among Aerocentury Corp, the Plan Sponsor, and Yucheng Hu, in the capacity as the representative for the Plan Sponsor.
10.3	Series A Preferred Stock Purchase Agreement, dated as of September 30, 2021, by and between JetFleet Holding Corp. and Aerocentury Corp.
10.4	Form of Independent Director Agreement
10.5	Form of Employment Agreement
10.6	Employment Agreement by and between AeroCentury Corp and Florence Ng, dated as of October 1, 2021
99.1	Notice of Effective Date of the Plan, dated October 1, 2021
99.2	Press Release, dated September 30, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

AeroCentury Corp.

	By:	/s/ Yucheng Hu
Yucheng Hu Chief Executive Officer

Dated: October 1, 2021